EXHIBIT 99

ValueVision Media, Inc.
6740 Shady Oak Road
Minneapolis, MN 55344

Contact:
Heather S. Faulkner
Director of Communications
hfaulkner@shopnbc.com
952-943-6736

VALUEVISION MEDIA ANNOUNCES THIRD QUARTER RESULTS

Minneapolis, MN, November 9, 2005 – ValueVision Media, Inc. (Nasdaq: VVTV) today announced results for the third quarter ending October 29, 2005.

Third Quarter Performance
ValueVision’s third quarter revenues were a record $159.5 million, a 14% increase over last year. Consolidated net loss was approximately $7.1 million for the quarter compared to a net loss of $34.6 million last year. Third quarter EBITDA (defined below) was a loss of $2.6 million versus an EBITDA loss of $16.7 million last year.

These results exclude the operations of FanBuzz, ValueVision’s wholly-owned subsidiary that was shut down during the third quarter. The operating results for FanBuzz are classified as discontinued operations in the consolidated financial statements, and all future financial statements will be presented on this basis.

William Lansing, President and Chief Executive Officer of ValueVision Media, Inc., summarized, “We are pleased with the significant improvement in our third quarter results. Sales for the quarter grew by 14% versus last year while we also improved our gross margins by 2.3 percentage points. Our sales for the month of October were particularly strong, with orders up over 25% versus last year. October’s results were a contrast to the sales slowdown we felt during September, when our business was affected by higher gas prices and a related drop in consumer spending. The impact was short lived as our customers responded positively to our October promotions.”

Continued Lansing, “Our business execution continues to improve as many of the sales initiatives launched last year make steady and growing contributions.”

Third Quarter Highlights

•	Gross Margin. Our 2.3 percentage point gross margin improvement reflects product margin improvements in every category.

•	Jewelry. Our core jewelry business had substantially higher productivity with sales per minute up 10% versus last year.

•	Category Diversification. Revenue from our home, ready-to-wear, and cosmetics categories climbed to 47% of total revenue, up from 41% last year.

•	Internet. Internet sales grew 22% versus last year and now represent 22% of total revenue.

•	Our Top Value. ‘Our Top Value’ is now 18% of our business and we had a record $3 million ‘Our Top Value’ in this quarter.

•	Customer Retention. Our customer retention rate continues to improve, and is now 42% versus 40% last year.

Fourth Quarter Guidance
For the fourth quarter ValueVision expects at least 10% sales growth versus last year and positive EBITDA. This compares with 5% sales growth and an EBITDA loss of $3.4 million for the prior year.

“Our turnaround continues to make steady progress, and we enter the fourth quarter a stronger company with good momentum” concluded Lansing.

Conference Call Information
Management has scheduled a conference call on Thursday, November 10th, 2005, at 9:00 a.m. EDT/8:00 a.m. CDT to discuss third quarter results.

To participate in the conference call, please dial 1-888-425-9978 (Pass code: VALUEVISION) five to ten minutes prior to call time. If you are unable to participate live, a replay will be available for 30 days after the conference call. To access the replay, please dial 1-866-395-9153, using conference number 3638087.

To be placed on the Company’s e-mail notification list for press releases, SEC filings, certain analytical information, and/or upcoming events, please go to www.valuevisionmedia.com and click on “Investor Relations.” Click on “E-mail Alerts” and complete the requested information.

EBITDA Defined
The Company defines EBITDA as net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense), and income taxes. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.

About ValueVision Media, Inc
Founded in 1990, ValueVision Media is an integrated direct marketing company that sells its products directly to consumers through television, the Internet, and direct mail. For more information, please visit www.valuevisionmedia.com or www.shopnbc.com.

Forward-Looking Information
This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company’s programming and the fees associated therewith; the success of the Company’s e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company’s operations; and the ability of the Company to obtain and retain key executives and employees. All forward-looking statements involve risk and uncertainty and the Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, and Annual Report on Form 10-K.

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VALUE VISION MEDIA, INC.
Key Performance Metrics*
(Unaudited)

	Q3			YTD
	For the three months ending			For the nine months ending
	10/29/2005	10/31/2004	%	10/29/2005	10/31/2004	%

Program Distribution

Cable FTEs	38,011	36,565	4%	37,816	36,231	4%
Satellite FTEs	24,293	21,651	12%	23,827	20,910	14%

Total FTEs (Average 000s)	62,304	58,216	7%	61,643	57,141	8%
Net Sales per FTE (Annualized)	$10.07	$9.46	7%	$10.29	$10.35	-1%
Active Customers - 12 month rolling	778,896	757,215	3%	n/a	n/a
% New Customers - 12 month rolling	58%	60%		n/a	n/a
% Retained - 12 month rolling	42%	40%		n/a	n/a
Customer Penetration - 12 month rolling	1.3%	1.3%		n/a	n/a
Product Mix

Jewelry	53%	59%		55%	64%
Apparel, Health & Beauty	10%	10%		9%	8%
Home & All Other	37%	31%		36%	28%
Shipped Units (000s)	1,113	1,106	1%	3,468	3,655	-5%
Average Price Point — shipped units	$197	$180	9%	$195	$178	10%

*Includes ShopNBC TV and ShopNBC.com only.

Reconciliation of EBITDA to net loss:
	Third Quarter	Third Quarter	Fourth Quarter
	29-Oct-05	31-Oct-04	31-Jan-04

EBITDA (as defined) (000’s) (a)	$(2,600)	$(16,729)	$(3,442)

A reconciliation of EBITDA to net loss is as follows:
EBITDA, as presented	$(2,600)	$(16,729)	$(3,442)
Adjustments:
Depreciation and amortization	(5,000)	(4,789)	(5,086)
Interest income	800	495	734
Income taxes	—	—	(25)
Discontinued operations of FanBuzz	(300)	(13,602)	574

Net loss	$(7,100)	$(34,625)	$(7,245)

(a) EBITDA as defined for this statistical presentation represents net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. Management views EBITDA as an important alternative operating performance measure because it is commonly used by analysts and institutional investors in analyzing the financial performance of companies in the broadcast and television home shopping sectors. However, EBITDA should not be construed as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly entitled measures reported by other companies. Management uses EBITDA to evaluate operating performance and as a measure of performance for incentive compensation purposes.